As filed with the Securities and Exchange Commission on August 14, 1997

                                                     Registration No. 333-
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                -------------

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                -------------


                               IA CORPORATION I
            (Exact name of Registrant as specified in its charter)

                                -------------


      DELAWARE                                       94-3161772
      --------                                       ----------
(State of incorporation)                 (I.R.S. Employer Identification No.)


                         1900 Powell Street, Suite 600
                       Emeryville, California 94608-1840
                   (Address of principal executive offices)

                                 -------------

                                1996 STOCK PLAN
                       1996 EMPLOYEE STOCK PURCHASE PLAN

                           (Full title of the Plans)

                                 -------------

                               DAVID M. WINKLER
                            Chief Financial Officer
                               IA CORPORATION I
                         1900 Powell Street, Suite 600
                       Emeryville, California 94608-1840

                                 -------------

(Name, address, and telephone number, including area code, of agent for service)

                                 -------------

                                  Copies to:

                             BARRY E. TAYLOR, ESQ.
                       WILSON SONSINI GOODRICH & ROSATI
                           PROFESSIONAL CORPORATION
                              650 PAGE MILL ROAD
                           PALO ALTO, CA 94304-1050
                                (415) 493-9300




===============================================================================


============================================================================================

                        CALCULATION OF REGISTRATION FEE

============================================================================================

                                                      Proposed       Proposed
Title of                                              Maximum        Maximum
Securities                              Amount        Offering       Aggregate   Amount of
to be                                    to be        Price Per      Offering   Registration
Registered                             Registered      Share          Price         Fee
---------------------------------------------------------------------------------------------
1996 Stock Plan, Common Stock,
  $0.01 par value....................    700,000     $2.50(1)       $1,750,000      530.30

1996 Employee Stock Purchase Plan,
  Common Stock, $0.01 par value......    400,000     $2.50(2)       $1,000,000      303.03
===============================================================================================
            TOTAL                      1,100,000       ---          $2,750,000     $833.33
===============================================================================================

(1) Estimated in accordance with Rule 457(h) under the Securities Act as to 700,000 shares of Common Stock, solely for the purpose of calculating the registration fee. Because the price at which the options to be granted in the future may be exercised is not currently determinable, the computation is based on the average of the high and low closing prices of the Common Stock as reported on the Nasdaq National Market on August 11, 1997 which average was $2.50.

(2) Estimated pursuant to Rule 457 solely for the purposes of calculating the registration fee on the basis of 85% of the Market Price.

                                IA CORPORATION I
                       REGISTRATION STATEMENT ON FORM S-8

                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference
        ---------------------------------------

        There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

        (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996 filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

        (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997 filed pursuant to Section 13 of the Exchange Act.

        (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act on October 15, 1996.

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.
        -------------------------

        Not applicable.

Item 5. Interests of Named Experts and Counsel.
        --------------------------------------

        Not applicable.

Item 6. Indemnification of Directors and Officers.
        -----------------------------------------

        The Registrant's Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by law. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties.

        The Registrant has entered into agreements to indemnify its directors and officers, in addition to the indemnification provided for in the Registrant's Bylaws. These agreements, among other things, indemnify the Registrant's directors and executive officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person's service as a director or executive officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant.

        The Registrant has purchased insurance on behalf of any officer or director for any liability arising out of his or her actions in such capacity. The Registrant believes that indemnification agreements and insurance are necessary to attract and retain qualified directors and executive officers.

        At present, there is no pending litigation or proceeding involving any director, officer, employee or agent of the Registrant where indemnification will be required or permitted. The Registrant is not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

        See also the undertakings set out in response to Item 9 herein.

Item 7. Exemption from Registration Claimed.
        -----------------------------------

        Not applicable.




Item 8. Exhibits.
        --------

                Exhibit
                 Number                Description
                -------                -----------

                  4.1                   1996 Stock Plan, as amended

                  4.2                   1996 Employee Stock Purchase Plan,
                                        as amended

                  5.1 Opinion of Wilson, Sonsini, Goodrich & Rosati, P.C. as to legality of securities being registered.

                 23.1 Consent of Wilson, Sonsini, Goodrich & Rosati, P.C. (contained in Exhibit 5.1).

                 23.2                   Consent of Ernst & Young LLP,
                                        Independent Auditors.

                 24.1                   Power of Attorney (see page II-4).

Item 9. Undertakings.
        ------------

        (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Delaware Corporation Law, the Certificate of Incorporation of the Registrant, the Bylaws of the Registrant, Indemnification Agreements entered into between the Registrant and its officers and directors, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on this 14th day of August, 1997.

                                    IA CORPORATION I

                                    By: /s/ Chakravarthi V. Ravi
                                        ----------------------------------------
                                         Chakravarthi V. Ravi
                                         President, Chief Executive Officer and
                                              Chairman of the Board

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Chakravarthi V. Ravi and David M. Winkler, and each one of them, individually and without the other, his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                        Title                            Date
---------------------------   --------------------------------------         ----------------

/s/ Chakravarthi V. Ravi      President, Chief Executive Officer and         August 14, 1997
---------------------------   Chairman of the Board
Chakravarthi V. Ravi


/s/ David M. Winkler          Chief Financial Officer, Vice President        August 14, 1997
---------------------------   and Secretary
David M. Winkler


/s/ Henry Kressel             Director                                       August 14, 1997
---------------------------
Henry Kressel


/s/ Peter Stalker III         Director                                       August 14, 1997
---------------------------
Peter Stalker III


/s/ John Oltman               Director                                       August 14, 1997
---------------------------
John Oltman


/s/ Randy Katz                Director                                       August 14, 1997
---------------------------
Randy Katz

                               INDEX TO EXHIBITS

Exhibit                                                        Sequentially
 Number                         Description                    Numbered Page
-------      --------------------------------------------      -------------


4.1          1996 Stock Plan, as amended

4.2          1996 Employee Stock Purchase Plan, as amended

5.1          Opinion of Wilson Sonsini Goodrich & Rosati,
             P.C.
             as to legality of securities being registered.

23.1         Consent of Wilson Sonsini Goodrich & Rosati,
             P.C. (contained in Exhibit 5.1).

23.2         Consent of Ernst & Young LLP, Independent
             Auditors.

24.1         Power of Attorney (see page II-4).